EXHIBIT 10.1


                         FORM OF AMENDED AND RESTATED

                          REGISTRATION RIGHTS AGREEMENT

       This Amended and Restated Registration Rights Agreement, dated as of February 2, 2006 (this "Agreement") is entered into by and among Catcher Holdings, Inc., a Delaware corporation (the "COMPANY"), and the persons and entities listed on EXHIBIT A hereto (each an "INVESTOR" and collectively, the "INVESTORS").

                                    RECITALS

       WHEREAS, the Company (formerly known as U.S. Telesis Holdings, Inc.("UST")) and the Investors have previously entered into that certain Registration Rights Agreement, dated as of May 4, 2005, by and among the Company and the investors listed on Exhibit A thereto (the "PRIOR AGREEMENT");

       WHEREAS, Catcher, Inc., a Delaware corporation ("CATCHER"), issued an aggregate of 447,749.5 shares of its capital stock in the form of its Series A Preferred Stock and its common stock to certain founders set forth on Exhibit A to the Prior Agreement (the "FOUNDERS");

       WHEREAS, Catcher engaged in a private offering to certain private investors (the "PRIVATE INVESTORS") of 162,013 Units consisting in the aggregate of 324,026 shares of Catcher's common stock and Series A Warrants and Series B Warrants (collectively, the "ORIGINAL WARRANTS") to purchase an aggregate of 324,026 additional shares of Catcher's common stock (the "Private Offering");

       WHEREAS, the Company (then know as UST) and the Purchasers previously entered into a Stock Exchange Agreement dated May 4, 2005 (the "EXCHANGE AGREEMENT") pursuant to which the Company acquired Catcher by (a) issuing its Series A Preferred Stock (the "PREFERRED STOCK") to certain of the Founders and its common stock (the "COMMON STOCK") to the Private Investors and certain other Founders (such Private Investors and Founders, hereinafter referred to as the "PURCHASERS") and (b) assuming the obligation under the Original Warrants to issue the Company's common stock;

       WHEREAS, concurrently with the entering into of this Agreement, the Company is issuing Series C Warrants (the "NEW WARRANTS", and collectively with the Original Warrants, the "WARRANTS") to purchase an aggregate of _________ additional shares of the Company's Common Stock;

       WHEREAS, the Prior Agreement provides in Section 10.6 thereof that the Prior Agreement may be amended with the written consent of the Company and the holders of a majority of the Registrable Securities (as defined in the Prior Agreement);and

       WHEREAS, the Company and holders of a majority of the Registrable Securities desire to amend and restate the Prior Agreement as set forth herein.

       NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this agreement, the parties hereto agree as follows:

       1.     Certain Definitions.

       As used in this agreement, the following terms shall have the following respective meanings:

              1.1 The term "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.
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              1.2    The term "Holder" shall mean any person owning or having
the right to acquire Registrable Securities or any permitted transferee of a Holder.

              1.3 The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or order of effectiveness of such registration statement or document.

              1.4 The term "Registrable Securities" shall mean (a) the Common Stock (including the Common Stock issuable upon exercise of the Warrants) and
(b) the Common Stock issuable upon conversion of the Preferred Stock, provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (i) have not been disposed of pursuant to a registration statement declared effective by the Commission; (ii) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; and (iii) are held by a Holder.

              1.5 The term "Selling Holders" shall mean the Holders selling their Registrable Securities.

              1.6 The term "Securities Act" shall mean the Securities Act of 1933, as amended.

       2.     REGISTRATION RIGHTS. The Company agrees that:

              2.1 Subject to the conditions of this Section 2, if the Company shall receive, at any time after the consummation of one or more equity financings by the Company after the date hereof in which the Company receives gross proceeds of at least $10,000,000 in the aggregate (the "NEXT FINANCING"), a written request from the Holders of a majority or more of the Registrable Securities then outstanding (the "INITIATING HOLDERS") that the Company file a registration statement under the Securities Act covering the registration of at least twenty-five percent (25%) of the then outstanding Registrable Securities representing an anticipated aggregate offering price (net of underwriting discounts and commissions) in excess of $5,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2, use commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this
Section 2.1.

              2.2 Notwithstanding any other provision of this Section 2, if the Company determines, based on advice of legal counsel that it is desirable in order to comply with the requirements of the Commission that the number of securities to be registered (including Registrable Securities) in such registration be reduced, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered pursuant hereto, and the number of shares that may be included in the registration shall be allocated to as follows: First, to the Holders of the securities sold in the Next Financing; and Second, to the holders of Registrable Securities under this Agreement and to each other holder of the Company's securities that the Company has granted, prior to the date hereof, or does grant, after the date hereof, rights to registration, on a pro rata basis (as nearly as practicable) based on the number of Registrable Securities or other securities held by all such holders, provided that no Registrable Securities held by any officers or directors of the Company shall be included in such registration unless and until all Registrable Securities requested to be included in such registration are in fact so included.

              2.3 In the event that (i) less than 70% of the Registrable Securities requested to be registered by the Holders thereof under Section 2.1 above have been included in the registration statement to be filed in connection with the Company's Next Financing (the "New Financing Registration Statement") (such excluded securities, hereinafter referred to as the "Excluded Registrable Securities") and (ii) the Company fails to file an additional registration statement covering such Excluded Registrable Securities (the "Additional Registration Statement") within ninety (90) days following the effectiveness of the New Financing Registration Statement, the Company shall pay to each Private Investor, at the election of each Private Investor, either (A) each Private Investor's prorated portion of an aggregate of $45,000 or (B) each Private Investor's prorated portion of additional Original Warrants and shares of Common Stock that would have been purchasable in the Private Offering for an aggregate of $45,000. Additionally, for every thirty (30) days that the Company continues to fail to file the Additional Registration Statement (prorated for partial periods), the Company shall pay to each Private Investor, at

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the election of each Private Investor, either (A) each Private Investor's prorated portion of an aggregate of $45,000 or (B) each Private Investor's prorated portion of additional Original Warrants and shares of Common Stock that would have been purchasable in the Private Offering for an aggregate of $45,000. In each case, a Private Investor's pro rata amount shall be calculated based upon such Private Investor's percentage ownership of the total number of Registrable Securities originally issued in the Private Offering.

              2.4 If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in Section 2.1 above. In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on the same basis as set forth in Section 2.2 above. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

              2.5 The Company shall not be required to effect a registration pursuant to this Section 2:

                     (a) after the Company has effected one (1) registration pursuant to this Section 2, and such registration has been declared or ordered effective;

                     (b) if the Company shall furnish to Holders requesting a registration pursuant to this Section 2, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period and provided further, that the Company shall not register any other of its shares during such one hundred twenty (120) day period;

                     (c) during the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date seventy-five (75) days following the effective date of, any registration of Company securities (other than on Form S-8 or similar forms); or

                     (d) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.

              2.6 If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Sections 2.2 and 2.4 above, use its commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

              2.7 The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof.

       3. REGISTRATION PROCEDURES. Whenever required under this Agreement to include Registrable Securities in a registration statement, the Company shall, as expeditiously as commercially, reasonably possible:

              3.1 Use its commercially reasonable efforts to cause such registration statement to remain effective until the later to occur of (A) two
(2) years from the date of this Agreement, or (B) two (2) years from the date the Investors convert the Warrants to Common Stock, or (C) such time that all of such Registrable Securities are no longer, by reason of Rule 144(k) under the Securities Act, required to be registered for the sale thereof by such Holders. The Company will also use its commercially reasonable efforts to, during the period that such registration statement is required to be maintained hereunder, file such post-effective amendments and supplements thereto as may be required by the Securities Act and the rules and regulations thereunder; provided, however, that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permits, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the Company may incorporate by reference information required to be included in (i) and (ii) above to the extent such information is contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended(the "Exchange Act"), in the registration statement.

              3.2 Prepare and file with the Commission such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

              3.3 Upon receipt of a confidentiality agreement reasonably acceptable to the Company, make available for inspection upon reasonable notice during the Company's regular business hours by each Selling Holder, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such Selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Selling Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

              3.4 Furnish to the Selling Holders such numbers of copies of a prospectus, including a preliminary prospectus as amended or supplemented from time to time, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

              3.5 Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under state securities laws of such jurisdictions as shall be reasonably requested by the Selling Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

              3.6 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Selling Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

              3.7 Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act: (i) when the registration statement or any post-effective amendment and supplement thereto has become effective; (ii) of the issuance by the Commission of any stop order or the initiation of proceedings for that purpose (in which event the Company shall make every reasonable effort to obtain the withdrawal of any order suspending effectiveness of the registration statement at the earliest possible time or prevent the entry thereof); (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iv) when the Company notifies the Commission of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

              3.8 Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or quotation service on which similar securities issued by the Company are then listed or quoted.

              3.9 Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and with the CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

              3.10 Cooperate with the Selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold, which certificates will not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of the Registrable Securities to the underwriters.

              3.11 Comply with all applicable rules and regulations of the Commission.

              3.12 If the offering is underwritten and at the request of any Selling Holder, use its commercially reasonable efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) opinions dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and the transfer agent for the Registrable Securities so delivered, respectively, to the effect that such registration statement has become effective under the Securities Act and such Registrable Securities are freely tradable, and covering such other matters as are customarily covered in opinions of issuer's counsel delivered to underwriters and transfer agents in underwritten public offerings and (ii) a letter dated such date from the independent public accountants who have certified the financial statements of the Company included in the registration statement or the prospectus, covering such matters as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings.

       4. FURNISH INFORMATION. It shall be a condition precedent to the obligation of the Company to take any action with respect to the Registrable Securities of any Selling Holder that such Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Holder's Registrable Securities.

       5. REGISTRATION EXPENSES. The Company shall bear and pay all Registration Expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registrations pursuant for each Holder, but excluding underwriting discounts and commissions relating to Registrable Securities and excluding any costs to any of the Holders, including without limitation, for accounting, financial, legal or other professional advisors to any of the Holders.

       6. UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, in addition to the limitations set forth in Section 2.4 above, the Company shall not be required to include any of the Holders' Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.

       7. DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration hereunder as the result of any controversy that might arise with respect to the interpretation or implementation of this Article.

       8. INDEMNIFICATION. In the event that any Registrable Securities are included in a registration statement under this Agreement:

              8.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") in connection with the Company's obligations under this Agreement: (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein made, under the circumstances in which they were made, not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8.1. shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

              8.2 To the extent permitted by law, each Selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
Section 8.2, in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

              8.3    Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if, in the opinion of counsel to the indemnified party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8.

              8.4 If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

              8.5 Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

              8.6    The obligations of the Company and Holders under this
Section 8 shall survive the termination of this Agreement.

       9. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

              9.1 make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

              9.2 file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

              9.3 furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

       10.    GENERAL.

              10.1 SEVERABILITY. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement.

              10.2 SPECIFIC PERFORMANCE. In addition to any and all other remedies that may be available at law in the event of any breach of this agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

              10.3 GOVERNING LAW. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND

GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE'S PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS AND THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE. THE PARTIES each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. THE PARTIES HEREBY WAIVE ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

              10.4 NOTICES. All notices, requests, consents, and other communications under this agreement shall be in writing and shall be deemed delivered (i) in the case of Investors located in the United States only, two business days after being sent by registered or certified mail, return receipt requested, postage prepaid, and in the case of Investors located outside the United States, ten days after being sent by air mail, postage prepaid, or (ii) the scheduled delivery date after being sent via a reputable nationwide courier service (no signed receipt being necessary), or (iii) by fax with electronic confirmation of receipt, or (iii) by electronic mail, with no notice of delivery failure, in each case to the intended recipient as set forth below:

If to the Company:

              Catcher Holdings, Inc.
              39526 Charlestown Pike
              Hamilton, Virginia 20158
              Attention: Charles Sander

Copy to:      Morrison & Foerster, LLP
              12531 High Bluff Drive, Suite 100
              San Diego, California 92130
              Attention: Jeremy D. Glaser


       If to a Investor, at the address set forth on EXHIBIT A for such Investor, or at such other address or addresses as may have been furnished to the Company in writing by such Investor.

              10.5 COMPLETE AGREEMENT. This agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, including without limitation, the Prior Agreement., which Prior Agreement is amended and restated to read in its entirety as set forth in this Agreement.

              10.6 AMENDMENTS AND WAIVERS. Any term of this agreement may be amended or terminated and the observance of any term of this agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of the Registrable Shares; provided, that this agreement may be amended with the consent of the holders of less than all Registrable Shares only in a manner which applies on its face to all such holders in substantially the same fashion. Any such amendment, termination or waiver effected in accordance with this Section 10.6 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

              10.7 PRONOUNS. Whenever the context may require, any pronouns used in this agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

              10.8 COUNTERPARTS; FAXED SIGNATURES. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This agreement may be executed by faxed signatures.

              10.9 SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

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


            IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.


                                        CATCHER HOLDINGS, INC.



                                        By:________________________________
                                           Name:  Charles Sander
                                           Title: President


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES OF INVESTORS TO FOLLOW]

            IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.


                                            AGREED AND ACCEPTED:





                                        By: _________________________________

                                            Name:
                                            Title:

                                    EXHIBIT A

                                    INVESTORS